Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201 • Phone (509) 838-5111 • Fax (509) 838-5114

March 31, 2008

Securities and Exchange Commission
100 F Street, NE.
Washington, D.C. 20549

Re: Shoshone Silver Mining Company Annual Report on Form 10-K

Dear Sir or Madam:

The Company is unable to file its 2007 Annual Report on Form 10-K within the prescribed time period as we need additional time to finalize our audit procedures.

Very truly yours,

/s/Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

Bank of America Financial Center 800 Fifth Avenue, Suite 4100, Seattle, WA 98104 Phone (206) 447-1303 Fax (206) 470-1150	www.williams-webster.com Member of Russell Bedford International